Exhibit 14.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following documents of our Auditors’ Report dated 2 April 2007, with respect to the consolidated financial statements of ABN AMRO Holding N.V., the Netherlands included in this Form 20-F for the year ended 31 December 2006:

•	Registration Statement (Form S-8 No. 333-81400) of ABN AMRO Holding N.V. pertaining to the ABN AMRO WCS Holding Company 401(k) Savings Plan;

•	Registration Statement (Form S-8 No. 333-84044) of ABN AMRO Holding N.V., pertaining to the ABN AMRO Key Employee Equity Program with Co-Investment Plan and ABN AMRO Incorporated U.S. Retention Plan;

•	Registration Statement (Form F-3 No. 333-137691) and related Prospectus of LaSalle Funding LLC pertaining to the issuance of up to USD 2,500,000,000 aggregate principal amount of debt securities;

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Registration Statement (Form F-3 No. 333-104778) and related Prospectus of ABN AMRO Holding N.V., ABN AMRO Bank N.V., LaSalle Funding LLC, ABN AMRO Capital Funding Trusts V-IX, and ABN AMRO Capital Funding LLCs V-IX pertaining to the issuance of up to USD 6,478,380,000 aggregate amount of the securities listed in the Prospectus;

•	Registration Statement (Form F-4 No. 333-108304) and related Prospectus of ABN AMRO Bank N.V. and ABN AMRO Holding N.V. pertaining to the offer to exchange USD 500,000,000 subordinated notes due 2018;

•	Registration Statement (Form S-8 No. 333-128621) of ABN AMRO Holding N.V. pertaining to the ABN AMRO Top Executive Stock Option Plan;

•	Registration Statement (Form S-8 No. 333-74703) of ABN AMRO Holding N.V. pertaining to the ABN AMRO Group Profit Sharing and Savings Plan and Trust;

•	Registration Statement (Form S-8 No. 333-128619) of ABN AMRO Holding N.V. pertaining to the ABN AMRO Executive Stock Option Plan; and

•	Registration Statement (Form S-8 No. 333-127660) of ABN AMRO Holding N.V. pertaining to the ABN AMRO Key Staff Stock Option Plan.

Amsterdam, The Netherlands
2 April 2007

/s/ Ernst & Young Accountants

Ernst & Young Accountants